UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2014

CATHAY GENERAL BANCORP
(Exact name of registrant as specified in its charter)

Delaware	0-18630	95-4274680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 North Broadway, Los Angeles, California	90012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(213) 625-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 20, 2014, the Board of Directors (the “Board”) of Cathay General Bancorp (the “Company”) amended Article II, Section 8 and Article III, Section 3(b) of the Restated Bylaws of the Company, which amendments took effect immediately.

The amendments revise the Company’s voting standard for the election of directors to provide that in uncontested elections, directors will be elected by a majority of votes cast. If an incumbent director fails to receive the requisite vote in an uncontested election, that director must promptly tender his or her offer to resign from the Board. The Nomination and Governance Committee of the Board would then make a recommendation to the Board regarding whether to accept such resignation, and the Board would make its determination. If the Board determines to reject the director’s offer to resign, it will publicly disclose the rationale behind its decision within 90 days after the date of certification of the election results.

This description of the amendment to the Restated Bylaws is qualified in its entirety by reference to the full text of the amendment to the Restated Bylaws, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amendment to Restated Bylaws of Cathay General Bancorp, dated February 20, 2014

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 26, 2014

CATHAY GENERAL BANCORP

By:	/s/ Heng W. Chen
Heng W. Chen
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

3.1	Amendment to Restated Bylaws of Cathay General Bancorp, dated February 20, 2014